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                                                                  EXHIBIT 10.28

                             SHARE OPTION AGREEMENT

This Share Option Agreement ("Agreement") is made as of this 16th day of November, 1995, by and between GCR Holdings Limited, a Cayman Islands exempt limited liability company (the "Company"), Global Capital Reinsurance Limited, a subsidiary of the Company organized under the laws of Bermuda to engage in worldwide property catastrophe reinsurance (Global Capital Re), and ___________ (the "Optionee"), an employee of the Company and/or Global Capital Re.

                                 R E C I T A L S

        WHEREAS, the Company's 1995 Share Option Plan (the "Plan") was adopted by the Company's Board of Directors on November 16, 1995 to enable the Company and its subsidiaries to provide certain key employees with an additional incentive to contribute to the success of the Company; and

        WHEREAS, the Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"); and

        WHEREAS, the Committee has determined that the Optionee shall be granted the option hereinafter set forth upon the terms and conditions hereinafter contained;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties hereby enter into this Agreement upon the following terms and conditions;

        1. Agreement Subject to Plan. This agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the case of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern. All capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan.

        2. Grant of Option. The Company hereby grants to the Optionee the option (the "Option") to purchase all or part of an aggregate of _____________ shares (the "Shares") (after giving effect to the 5:1 Share Split) of the Company's Ordinary Shares, at a purchase price of $15.24 per share, subject to the terms and conditions of this Agreement and the Plan.

        3. Term of Option. The Optionee may exercise the Option in accordance with the provisions of section 7 of the Plan only during the period (the "Option Period") commencing on and including November 16, 1996 and ending on and including November 15, 2005. In addition, the Option shall be subject to the provisions of Section 8 of the Plan.

        4. Vesting. The Optionee's right to exercise the Option with respect to twenty-five percent (25%) of the Shares shall vest and become exercisable on each of the first four anniversaries of the date of this Agreement.

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        In addition, all Options shall vest immediately and become exercisable in the event of a "Change of Control", which shall be deemed to occur if (i) any "Person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme of arrangement; or
(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        5. Adjustment in Capitalization. If there is any change in the total number of outstanding Ordinary Shares by reason of a share dividend, recapitalization, merger, consolidation, scheme of arrangement stock split, combination or exchange, share repurchase or otherwise (except for any capital raising activities), the aggregate number of Ordinary Shares available under this Plan, the number of Ordinary Shares subject to each outstanding Option and the exercise price thereof shall be appropriately adjusted by the Committee, whose determination shall be conclusive. An Optionee who is granted an Option under the Plan shall also (but without duplication of any adjustment made pursuant to the preceding sentence) be granted restricted Ordinary Shares with respect to an amount that is equal to 30% of the sum of (A) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before the exercise of the Option that would have been paid or payable to the Participant in respect of the Ordinary Shares which are the subject of the Option had they been held by the Participant at such time and
(B) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before any restricted Ordinary Shares granted pursuant to clause (A) above become vested and that would have been paid or payable to the Participant in respect of such unvested restricted Ordinary Shares had they been vested at such time.


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        6.  Delivery of Certificates. Upon the exercise of the Option in whole or in part, the Company shall deliver one or more certificates representing the number of Ordinary Shares purchased. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in section 7.2 of the Plan. Ordinary Shares issued upon exercise of the Option shall be subject to the provisions of the Restated Articles of Association of the Company, as the same may be amended from time to time, (the "Articles") including the restrictions on transferability set forth therein.

        7. Decisions of Committee. The Committee shall have full power and authority to interpret the Plan and this Agreement, to establish, amend and rescind rules and regulations relating to the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be final, binding and conclusive upon all persons, including the Optionee and his legal representatives, in respect of any questions arising under the Plan or this Agreement.

        8. Notice. Any notice to be given to the Company shall be addressed to the Company (Attention: Frederick W. Deichmann) at its office at GCR Holdings Limited, P.O. Box HM 762, Hamilton HM CX, Bermuda, and if given to the Optionee, at his residence as it may appear on the records of the Company; or to either of them, at such other address as either of them may hereafter designate in writing to the other.

        9. Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but this Agreement shall not be assignable by the Optionee.

       10. Governing Law. This Agreement shall be governed in accordance with the laws of the Cayman Islands, without reference to rules relating to conflicts of law.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.


                                             GCR HOLDINGS LIMITED


                                             By:
                                                ----------------------------
                                                Lawrence S. Doyle
                                                President



                                                ----------------------------
                                                Optionee